TherapeuticsMD, Inc. 8-K

Exhibit 99.1

Investor Day March 1, 2017 THER - 0086 1/17

2 Introduction Robert Finizio Chief Executive Officer

3 Forward - Looking Statements This presentation by TherapeuticsMD, Inc . (referred to as “we” and “our”) may contain forward - looking statements . Forward - looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future . These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of our managerial experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate . Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise . Forward - looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control . Important factors that could cause actual results, developments and business decisions to differ materially from forward - looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following : our ability to maintain or increase sales of our products ; our ability to develop, protect and defend our intellectual property ; our ability to develop and commercialize our hormone therapy drug candidates and obtain additional financing necessary therefore ; whether the company will be able to prepare a new drug application for its TX - 001 HR product candidate and, if prepared, whether the FDA will accept and approve the application ; whether the FDA will approve the company’s new drug application for its TX - 004 HR product candidate and whether any such approval will occur by the PDUFA date ; the length, cost and uncertain results of our clinical trials ; potential adverse side effects or other safety risks that could preclude the approval of our hormone therapy drug candidates ; our reliance on third parties to conduct our clinical trials, research and development and manufacturing ; the availability of reimbursement from government authorities and health insurance companies for our products ; the impact of product liability lawsuits ; the influence of extensive and costly government regulation ; the volatility of the trading price of our common stock ; and the concentration of power in our stock ownership . TX - 004 HR, TX - 001 HR, TX - 005 HR, and TX - 006 HR are investigational drugs and are not approved by the FDA . This non - promotional presentation is intended for investor audiences only . PDF copies of press releases and financial tables can be viewed and downloaded at our website : www.therapeuticsmd.com / pressreleases.aspx .

Today's Agenda

8:30-8:40 a.m.	**Introduction**
8:40-10:00 a.m.	**TX-004HR**
	▪ Disease & VVA Market Overview - Brian Bernick, M.D.
	▪ Labeling & Regulatory Background - Lisa Rarick, M.D.; Sheryl Kingsberg, Ph.D.
	▪ Payer Overview – Joseph Auci; Tony Lanzone, inVentiv
	▪ Launch Strategy – Dawn Halkuff
9:30-10:00 a.m.	**Q&A Panel**
10:00-10:10 a.m.	**Break**
10:10-11:00 a.m.	**TX-001HR**
	▪ Disease Overview – Brian Bernick, M.D.
	▪ Replenish Trial & Clinical Data – Sebastian Mirkin, M.D.
	▪ Quantifying the Market Opportunity – Robert Finizio
	▪ Launch Strategies & Case Studies – Joseph Auci
	▪ Compounding Regulatory Dynamics – David Miller, R.Ph.
	▪ Compounding Pharmacy Economics – Rich Moon, Principal of PVPCN
11:00-11:30 a.m.	**Q&A Panel**
11:30 a.m.	**Closing Remarks**

TherapeuticsMD®
For Her. For Life.

5 (TXMD) Innovative women’s health company exclusively focused on developing and commercializing products for women throughout their life cycles Drug candidate portfolio is built on SYMBODA ™ technology for the solubilization of bio - identical female hormones

6 December 2012 Successful Phase 1 PK study of TX - 001HR showing bioequivalence to Estrace and Prometrium Business Transformation May 2008 vitaMedMD founded in Boca Raton, Florida April 2013 TherapeuticsMD (TXMD) listed and traded on the NYSE MKT December 2015 Released positive top - line results from the Phase 3 Rejoice Trial for TX - 004HR October 2013 Released positive results from the Phase 1 clinical study for TX - 004HR December 2016 Released positive top - line results from the Phase 3 Replenish Trial for TX - 001HR September 2016 NDA filing for TX - 004HR accepted for review by the FDA

Two Late Stage Women's Health Assets With Large Total Addressable Market Opportunities

	TX-004HR	TX-001HR
Proposed Indication	Moderate to severe dyspareunia, a symptom of VVA, due to menopause	Moderate to severe hot flashes due to menopause
Condition Description	VVA due to Menopause	Menopause
Active Ingredients	Bio-Identical 17 β-Estradiol	Bio-Identical 17 β-Estradiol + Bio-Identical Progesterone
Form	Vaginal softgel capsule	Oral softgel capsule
Key Value Proposition	Easy to use, negligible systemic exposure, designed to support long-term use	Potential first and only bio-identical FDA-approved combination product
Affected US Population	32 million women[1,2]	36 million women[3]
US TAM Opportunity	>$20B[5]	>$25B[4,5]
Status	NDA submitted July 7, 2016 PDUFA target action date: May 7, 2017	Positive Phase 3 topline data NDA submission expected 3Q17

1) The North American Menopause Society. Management of symptomatic vulvovaginal atrophy: 2013 position statement of The North American Menopause Society. *Menopause*. 2013;20(9):888–902.
2) Gass ML, Cochrane BB, Larson JC, et al. Patterns and predictors of sexual activity among women in the hormone therapy trials of the Women's Health Initiative. *Menopause*. 2011;18(11):1160–1171.
3) Derived from U.S. Census data
4) Based on pre-WHI annual scripts of FDA-approved HT products
5) Based on market pricing of current FDA-approved HT products

TherapeuticsMD®
For Her. For Life.

Seasoned Management Team with a Proven Track Record of Commercial Execution



Tommy Thompson
Chairman of the Board

- Former U.S. Secretary of Health and Human Services (2001-2005)
- Holds multiple board memberships, including Centene and United Therapeutics
- 40-year public health career



Angus Russell
Board Member

- Former Chief Executive Officer and Chief Financial Officer of Shire PLC
- Former Vice President of Corporate Finance at AstraZeneca
- Holds multiple board memberships, including Chairman of Revance Therapeutics



J. Martin Carroll
Board Member

- Former President and Chief Executive Officer of Boehringer Ingelheim (U.S.)
- Former EVP of Customer Marketing and Sales of U.S. Human Health at Merck
- Holds multiple board memberships, including Catalent



Robert Finizio
CEO, Co-Founder, and Director

- Co-founded vitaMedMD in 2008
- Co-founded CareFusion (Sold to Cardinal Health in 2006)
- 22 years of experience in early stage healthcare company development



Brian Bernick, MD
Chief Clinical Officer, Co-Founder

- Co-founded vitaMedMD in 2008
- 25 years of experience in healthcare/women's health
- Past OBGYN Department Chair - Boca Raton Regional Hospital
- Past ACOG Committee Member
- OBGYN - trained University of Pennsylvania



Sebastian Mirkin, M.D.
Chief Medical Officer

- Former Clinical Lead of Women's Health at Pfizer
- 15+ years of experience developing women's health products
- Reproductive endocrinologist & infertility specialist



John Milligan
President

- Co-founded CareFusion
- Held executive sales and operation management positions at McKesson, Cardinal and Omnicell
- 20+ years of operations experience



Dan Cartwright
Chief Financial Officer

- Former CFO of American Wireless, Telegeography, and WEB Corp
- Participated in American Wireless/Arush Entertainment merger
- Former KPMG and PricewaterhouseCoopers accountant



Julia Amadio
Chief Product Officer

- 25+ years of women's health pharmaceutical experience
- Product development leader for J&J, Wyeth, Aventis, and others
- Worked on development of Prempro®, Premphase®, and Estalis®



Jason Spitz
VP, Marketing

- 25+ years of pharmaceutical marketing, sales, and operations experience
- Led commercialization of anti-estrogens/estradiol, breast cancer, and ovarian cancer drugs



Dawn Halkuff
Chief Commercial Officer

- 20+ years of commercial and marketing experience
- SVP of the Pfizer Consumer Healthcare Wellness Organization
- Commercial lead for sales and marketing of the Pfizer Women's Health Division
- Head of Global Innovation at Weight Watchers International



Yulii Bogatyrenko
Executive VP, Corporate Development

- 20+ years of experience in biopharma and consumer businesses
- SVP of BD at Paratek Pharmaceuticals
- VP and GM at Teva Pharmaceuticals
- Senior women's health positions at Bayer and Pfizer

TherapeuticsMD®
For Her. For Life.

9 TX - 004HR Vulvar and Vaginal Atrophy (VVA) Program

10 VVA Overview Brian Bernick , M.D. Chief Clinical Officer

Vulvar and Vaginal Atrophy (VVA)

- **Chronic** and **progressive** condition characterized by thinning of vaginal tissue from decreased estrogen levels
- Diagnosed in approximately 50% of postmenopausal women[1]
- Primary symptom = dyspareunia (painful intercourse)
- Secondary symptoms include: vaginal dryness, itching, irritation, bleeding with sexual activity, dysuria, urgency, frequency, recurrent UTIs, and incontinence
- Current treatments include: prescription creams, tablets, and rings in addition to over-the-counter lubricants

	Healthy Vaginal Tissue		Atrophic Vaginal Tissue	
Superficial cells:		>15%		<5%
Intermediate cells:		80%		60%
Parabasal cells:		< 5%		>30%
pH:	 ACIDIC ALKALINE	< 5	 ACIDIC ALKALINE	> 5

1) Kingsberg, Sheryl A., et al. "Vulvar and Vaginal Atrophy in Postmenopausal Women: Findings from the REVIVE (REal Women's Views of Treatment Options for Menopausal Vaginal ChangEs) Survey." International Society for Sexual Medicine 2013, no. 10, 1790-1799.

TherapeuticsMD®
For Her. For Life.

Current US VVA Market Overview



OTC Product Users
25%
Not Seeking Treatment
50%
Past HT Users
18%
Current HT Users
7%

>$20B Branded Total US Market Opportunity[5]

32M Women with VVA Symptoms[1,2]

~50%, or ~16M seek treatment for VVA[4]

- **Only 7%, or ~2.3M women**, are currently being treated today with Rx hormone therapy (HT)[3]
  - Long-term safety concerns[6]
  - Efficacy[6]
  - Messiness[6]
  - Need for applicator[6]
- **18%, or ~5.7M women**, are **past HT users** and were unsatisfied/unsuccessful with past treatments[4]
- **25%, or ~8M women,** are **users of OTC products*** such as lubricants that do not treat the underlying pathological cause of VVA nor halt or reverse symptoms[4]

~50%, or ~16M women do not seek treatment for VVA[4]

- Lack of awareness that VVA is a treatable condition
- Estrogen exposure concerns

1) The North American Menopause Society. Management of symptomatic vulvovaginal atrophy: 2013 position statement of The North American Menopause Society. *Menopause*. 2013;20(9):888–902.
2) Gass ML, Cochrane BB, Larson JC, et al. Patterns and predictors of sexual activity among women in the hormone therapy trials of the Women's Health Initiative. *Menopause*. 2011;18(11):1160–1171.
3) IMS Health Plan Claims (April 2008-Mar 2011).
4) TherapeuticsMD "EMPOWER" Survey, 2016
5) Based on current FDA-approved market pricing
6) Wysocki, S et al, Management of Vaginal Atrophy: Implications from the REVIVE Survey. *Clinical Medicine Insights: Reproductive Health* 2014:8 23-30 doi:10.4137/CMRH.S1449
* Not treated with an FDA approved Rx product. OTC products do not effectively treat the underlying pathological causes of VVA and therefore do not halt or reverse the progression of this condition.

TherapeuticsMD®
For Her. For Life.

Current FDA-Approved VVA Products

Products	Estrace Cream®	Premarin Cream®	Vagifem®	Estring®	Osphena®	Intrarosa®
						INTRAROSA
	Allergan	Pfizer	novo nordisk	Pfizer	SHIONOGI	Endoceutics / amag
TRx Dollars 2016[1]	$511,035,880	$505,351,340	$502,715,665[a]	$105,040,703	$72,755,311	Approved 11/2016
Method of Admin	Vaginal Cream	Vaginal Cream	Vaginal Tablet	Ring	Oral Tablet	Vaginal Insert
Application	Reusable Vaginal Applicator	Reusable Vaginal Applicator	Vaginal Applicator	90-day Ring	Oral Daily SERM	Vaginal Applicator
Active Ingredient	100 mcg Estradiol	625 mcg/g Conjugated Equine Estrogens	10 mcg Estradiol	2,000 mcg Estradiol	60,000 mcg Ospemifene	6,500 mcg Prasterone
Average Maintenance Dose	100 mcg 2x/week	312.5 mcg 2x/week	10 mcg 2x/week	7.5 mcg daily	60,000 mcg daily	6,500 mcg daily
Onset of Action* Dyspareunia	Approval Without Dyspareunia and Dryness data	Week 4+	Week 8	Approval Without Dyspareunia and Dryness data	Week 12	Week 6
Onset of Action* Dryness		Not Demonstrated			Not Demonstrated	Week 12

*Onset of Action = First efficacy observation

Based on Product Prescribing Information
Not Head-to-Head Comparative Studies

1. Symphony Health Solutions PHAST Data powered by IDV; Annual 2016
   a. 2016 Vagifem and Yuvafem [authorized generic of Vagifem]

Vagifem [package label] http://www.novo-pi.com/vagifem.pdf
Premarin Vaginal Cream [package label] http://labeling.pfizer.com/showlabeling.aspx?id=132
Estrace Vaginal Cream [package label] http://pi.actavis.com/data_stream.asp?product_group=1880&p=pi&language=E
Osphena [package label] http://www.accessdata.fda.gov/drugsatfda_docs/label/2013/203505s000lbl.pdf
Intrarosa [package label] http://www.accessdata.fda.gov/drugsatfda_docs/label/2016/208470s000lbl.pdf

All trademarks are the property of their respective owners

TherapeuticsMD®
For Her. For Life.

14 2016 VVA Market Overview and Metrics 1) Symphony Health Solutions PHAST Data powered by IDV; Annual 2016 2) IMS SDI's Total Patient Tracker; Annual 2016 Product TRx Count 1 TRx Count % Share 1 TRx Dollars 1 TRx Dollars % Share 1 Patient Count 2 Patient Count % Share 2 Estrace ® 1,603,209 ϯϮй $ 511,035,880 ϯϬй 868,052 39% Premarin ® 1,363,725 28 й $505,351,340 30 й 750,185 34% Vagifem ® 1,280,708 26% $ 452,289,452 27 й 330,045 15% Yuvafem ® ( Vagifem AG) 148,701 3% $50,426,213 3 й 103,142 5% Estring ® 276,151 6% 105,040,703 ϲй 97,960 4% Osphena ® 271,824 ϱй 72,755,311 ϰй 68,868 3% Grand Total 4,944,318 100% $1,696,898,899 100% 2,218,252 100%

15 1) Wysocki, S et al, Management of Vaginal Atrophy: Implications from the REVIVE Survey . Clinical Medicine Insights: Reproductive Health 2014:8 23 - 30 doi:10.4137/CMRH.S14498 2) Total Rx/Patient Count 3) The North American Menopause Society. Management of symptomatic vulvovaginal atrophy: 2013 position statement of The North Am erican Menopause Society. Menopause . 2013;20(9):888 – 902. Compliance and Fills Per Year Drives Top - Line Revenue Current VVA Market Messiness 1 Reusable Applicator 1 Dose Preparation by User Required 3 Long - term Safety 1 Vaginal Creams: Efficacy 1 Applicator 1 Long - term Safety 1 Systemic Absorption 1 Reasons Women Stop Reasons Women Stop Average: 1.5 Fills Per Year 2 Average: 3.5 Fills Per Year 2 Vaginal Tablets: ▪ Higher average fills per year enable Vagifem / Yuvafem to generate equal revenue as Premarin and Estrace with significantly less patients on therapy Product TRx Dollars 1 Patient Count 2 Patient Share 2 Estrace $ 511,035,880 868,052 39% Premarin $505,351,340 750,185 34% Vagifem / Yuvafem $50 2, 715 , 665 433,187 20% Estrace Premarin Vagifem

TX-004HR: Product Candidate Profile


Rx only
TX-004HR
(estradiol) vaginal softgel capsule
TherapeuticsMD
4 mcg


0
INCH
1

0.69 x 0.3 inch


Starter Pack


Maintenance Pack

- First vaginal estrogen (4 mcg and 10 mcg) with negligible systemic exposure
- Strong efficacy data on both dyspareunia and vaginal dryness with a 2-week onset of action
- Small, digitally inserted, rapidly dissolving softgel capsule without the need for an applicator
- Fraction of the dose (4 mcg, 10 mcg and 25 mcg) of many existing products (Premarin and Estrace)
- No patient education required for dose preparation or applicators
- Mechanism of action and dosing that is familiar and comfortable
- Proposed dose packaging to optimize compliance and convenience
- Strong patent estate with patent expirations starting 2032
- **FDA PDUFA target action date of May 7, 2017**

TherapeuticsMD®
For Her. For Life.
[DRAFT]

Co-Primary and Key Secondary Efficacy Endpoints

	4 mcg	10 mcg	25 mcg
Superficial Cells	<0.0001	<0.0001	<0.0001
Parabasal Cells	<0.0001	<0.0001	<0.0001
Vaginal pH	<0.0001	<0.0001	<0.0001
Severity of Dyspareunia	0.0149	<0.0001	<0.0001
Severity of Vaginal Dryness	0.0014	<0.0001	<0.0001

MMRM P-value vs placebo LS = Least Squares

Arithmetic Mean Estradiol Serum Concentrations – Unadjusted



TX-004HR 4 mcg (N=18)
Placebo
4 mcg
Hours after capsule insertion Day 14



TX-004HR 10 mcg (N=19)
Placebo
10 mcg
Hours after capsule insertion Day 14



TX-004HR 25 mcg (N=18)
Placebo
25 mcg
Hours after capsule insertion Day 14

	AUC_{0-24} (pg.h/mL)	$C_{avg(0-24)}$ (pg/mL)
4 mcg	87.22 (42.77)	3.634 (1.78)
Placebo (pl)	104.16 (66.38)	4.34 (2.76)
P-value vs Pl	0.3829	0.3829

	AUC_{0-24} (pg.h/mL)	$C_{avg(0-24)}$ (pg/mL)
10 mcg	110.14 (54.57)	4.58 (2.27)
Placebo (Pl)	104.16 (66.38)	4.34 (2.76)
P-value vs Pl	0.7724	0.7724

	AUC_{0-24} (pg.h/mL)	$C_{avg(0-24)}$ (pg/mL)
25 mcg	171.56 (80.13)	7.14 (3.33)
Placebo (Pl)	104.16 (66.38)	4.34 (2.76)
P-value vs. Pl	0.0108	0.0108

18 TX - 004HR Qualitative Attributes 4 mcg (N=181) 10 mc g (N=181) 25 mcg (N=184) Placebo (N=185) Easy to Use 171 (94.5%) 172 (95.0%) 175 (95.1%) 164 (88.9%) 4 mcg (N=181) 10 mc g (N=181) 25 mcg (N=184) Placebo (N=185) Very Satisfied 74 (40.1%) 84 (46.4%) 83 (45.1%) 41 (22.2%) Satisfied 57 (31.5%) 55 (30.4%) 62 (33.7%) 68 (36.8%) Unsure 23 (12.7%) 28 (15.5%) 21 (11.4%) 39 (21.1%) Dissatisfied 19 (10.5%) 9 (5.0%) 12 (6.5%) 20 (10.8%) Very Dissatisfied 8 (4.4%) 5 (2.8%) 6 (3.3%) 17 (9.2%) 4 mcg (N=119) 10 mc g (N=113) 25 mcg (N=128) TX - 004HR preferred over previously used VVA therapies 73.9% 67.3% 74.2% P - value vs. Placebo 0.0010 0.0212 0.0003 Ease of Use Patient Satisfaction Preferred vs Competition LS = Least Squares REJOICE Trial Results REJOICE Trial Results

19 Labeling & Regulatory Background Board Certified OB/GYN FDA Medical Officer 1988 - 2003 ▪ CDER, Division Director, Division of Reproductive and Urologic Products from its creation (1995 - 1999) ▪ Office of the Commissioner, Office of Women’s Health (2002 - 2003) 2003 - Present ▪ Independent consultant to pharmaceutical industry Lisa Rarick , M.D.

TX-004HR Potential Label Discussions

Current Product Labels (based generally on Premarin Vaginal Cream label)	Base Case	Upside case
BOXED WARNINGS Estrogen-Alone Therapy Boxed Warning Estrogen Plus Progestin Therapy Boxed Warning	**BOXED WARNINGS** Class labeling	**BOXED WARNINGS** Removal of Boxed Warning related to Estrogen Alone Therapy – Modified language in the "Warnings and Precautions" Section Removal of Boxed Warning related to Estrogen Plus Progestin Therapy – Removal throughout the label
Section 1 INDICATIONS AND USAGE Treatment of moderate to severe dyspareunia, a symptom of vulvar and vaginal atrophy, due to menopause	**Section 1 INDICATIONS AND USAGE** "TX-004HR is a muco-adhesive vaginal softgel capsule indicated for the treatment of moderate to severe dyspareunia, a symptom of vulvar and vaginal atrophy, due to menopause"	**Section 1 INDICATIONS AND USAGE** "TX-004HR is a muco-adhesive vaginal softgel capsule indicated for the treatment of moderate to severe dyspareunia ***and vaginal dryness***, symptoms of vulvar and vaginal atrophy, due to menopause"
Section 2 DOSAGE AND ADMINISTRATION Generally, when estrogen is prescribed for a postmenopausal woman with a uterus, a progestin should also be considered to reduce the risk of endometrial cancer Use of estrogen-alone, or in combination with a progestin, should be with the lowest effective dose and for the shortest duration	**Section 2 DOSAGE AND ADMINISTRATION** Class labeling	**Section 2 DOSAGE AND ADMINISTRATION** Removal of progestin use for endometrial protection Removal of shortest duration concept

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20

TX-004HR Potential Label Discussions

Current Product Labels (based generally on Premarin Vaginal Cream label)	Base Case	Upside case
Section 3 DOSAGE FORMS AND STRENGTHS	**Section 3 DOSAGE FORMS AND STRENGTHS** TX-004HR is a small, light pink, tear-shaped, mucoadhesive, softgel capsule containing solubilized estradiol	**Section 3 DOSAGE FORMS AND STRENGTHS** TX-004HR is a small, light pink, tear-shaped, ***rapidly dissolving***, mucoadhesive, softgel capsule containing solubilized estradiol
Section 4 CONTRAINDICATIONS	**Section 4 CONTRAINDICATIONS** Class labeling	**Section 4 CONTRAINDICATIONS** Removal of contraindication of history of breast cancer Removal of contraindication of history of DVT and PE
Section 5 WARNINGS AND PRECAUTIONS **5.1 Risks from Systemic Absorption** Systemic absorption occurs with the use of X	**Section 5 WARNINGS AND PRECAUTIONS** The use of TX-004HR resulted in negligible to very low systemic absorption of estradiol	**Section 5 WARNINGS AND PRECAUTIONS** The use of TX-004HR resulted in ***negligible systemic absorption*** of estradiol
Section 5 WARNINGS AND PRECAUTIONS The warnings, precautions, and adverse reactions associated with the use of systemic estrogen-alone therapy should be taken into account Warnings and precautions of Estrogen alone Warning and precautions of Estrogen Plus Progestins	**Section 5 WARNINGS AND PRECAUTIONS** Class labeling	**Section 5 WARNINGS AND PRECAUTIONS** Although TX-004HR use does not result in the level of systemic exposure associated with (*place holder for individual warning*) increased risk, long-term safety studies with TX-004HR are not available." Modified language in Estrogen Alone "Warnings and Precautions" Elimination of Warnings and Precautions related to Estrogen Plus Progestin Therapy

TX-004HR Potential Label Discussions

Current Product Labels (based generally on Premarin Vaginal Cream label)	Base Case	Upside Case
Section 6 ADVERSE REACTIONS - Dysuria - Leukorrhea - Vaginal discharge - UTI - Urinary Frequency - Vasodilatation - Breast pain	**Section 6 ADVERSE REACTIONS** Information from the clinical trials included here	**Section 6 ADVERSE REACTIONS** Specifically state that the active group had fewer reported adverse reactions than placebo in all categories except for headache
Section 8 USE IN SPECIFIC POPULATIONS **8.5 Geriatric Use** WHI Studies information on stroke, breast cancer and dementia in women in greater than 65 years of age	**Section 8 USE IN SPECIFIC POPULATIONS** **8.5 Geriatric Use** Class labeling	**Section 8 USE IN SPECIFIC POPULATIONS** **8.5 Geriatric Use** Removal of information related to stroke, breast cancer and dementia in women greater than 65 years of age
Section 11 DESCRIPTION Each gram of PREMARIN (conjugated estrogens) Vaginal Cream contains 0.625 mg conjugated estrogens, USP in a nonliquefying base containing cetyl esters wax, cetyl alcohol, white wax, glyceryl monostearate, propylene glycol monostearate, methyl stearate, benzyl alcohol, sodium lauryl sulfate, glycerin, and mineral oil	**Section 11 DESCRIPTION** TX-004HR (estradiol vaginal softgel capsules) are **small**, light pink, tear-shaped, softgel capsules containing solubilized **estradiol** TX-004HR softgel capsules are used intravaginally. When the softgel capsule comes in contact with the vaginal mucosa, the softgel capsule dissolves and the estradiol is released into the vagina	**Section 11 DESCRIPTION** TX-004HR (estradiol vaginal softgel capsules) are **small**, light pink, tear-shaped, softgel capsules containing solubilized **estradiol** TX-004HR softgel capsules are used intravaginally. When the softgel capsule comes in contact with the vaginal mucosa, the softgel capsule dissolves ***rapidly*** and the estradiol is released into the vagina

TX-004HR Potential Label Discussions

Current Product Labels (based generally on Premarin Vaginal Cream label)	Base Case	Upside Case
Section 12 CLINICAL PHARMACOLOGY **12.3 Pharmacokinetics Absorption**	**Section 12 CLINICAL PHARMACOLOGY** **12.3 Pharmacokinetics Absorption** In a multicenter, double-blind placebo-controlled study of 764 postmenopausal women randomized to placebo or 4, 10 and 25 mcg of TX-004HR, a subset of 72 subjects participated in a pharmacokinetics substudy. Estradiol, free estrone, and conjugated estrone concentrations were measured in plasma on Day 1 and Day 14, and Day 84 (approximately four days after the last dose). Key pharmacokinetic parameters are presented in Tables 1 to 3. There were no statistical differences between 4 mcg and 10 mcg and placebo at Days 1 and 14. At both Day 1 and Day 14, the 25 mcg dose was statistically significantly higher than placebo. The use of TX-004HR resulted in negligible to very low systemic absorption of estradiol.	**Section 12 CLINICAL PHARMACOLOGY** **12.3 Pharmacokinetics Absorption** In a multicenter, double-blind placebo-controlled study of 764 postmenopausal women randomized to placebo or 4, 10 and 25 mcg of TX-004HR, a subset of 72 subjects participated in a pharmacokinetics substudy. Estradiol, free estrone, and conjugated estrone concentrations were measured in plasma on Day 1 and Day 14, and Day 84 (approximately four days after the last dose). Key pharmacokinetic parameters are presented in Tables 1 to 3. There were no statistical differences between 4 mcg and 10 mcg and placebo at Days 1 and 14. At both Day 1 and Day 14, the 25 mcg dose was statistically significantly higher than placebo. The use of TX-004HR resulted in ***negligible systemic absorption*** of estradiol.
Section 14 CLINICAL STUDIES Co-primary endpoints with p values	**Section 14 CLINICAL STUDIES** Co-primary endpoints with p values	**Section 14 CLINICAL STUDIES** Onset of action at week 2 Vaginal dryness efficacy
Section 14.2 & 14.3 Women's Health Initiative Studies	**Section 14.2 & 14.3 Women's Health Initiative Studies** Class labeling	**Section 14.2 & 14.3 Women's Health Initiative Studies** Modified language for Estrogen Alone studies Removal Estrogen Plus Progestin studies

11

24 Current Product Labels (based generally on Premarin Vaginal Cream label) Base Case Upside Case Section 17 PATIENT COUNSELING Section 17 PATIENT COUNSELING Section 17 PATIENT COUNSELING TX - 004HR Potential Label Discussions

25 Chief, Behavioral Medicine at University Hospitals Case Medical Center ▪ Specializes in sexual medicine, female sexual disorders, menopause, pregnancy, postpartum, psychological aspects of infertility ▪ Principal investigator for clinical trials of sexual dysfunction treatments ▪ Associate Editor for Sexual Medicine Reviews and editorial board of Menopause ▪ President - Elect of NAMS Sheryl Kingsberg , Ph.D Labeling & Regulatory Background

Continued Activism Against VVA Black Box Warnings

History of Activism

November 2015

FDA "boxed warnings" workshop provided an opportunity for FDA to obtain input related to prescribing information of lower-dose estrogen alone products[1]

March 2016

ACOG Committee Opinion supporting use of vaginal estrogen in women with a history of estrogen-dependent breast cancer as data showed no increased risk[2]

May 2016

Citizen Petition, spearheaded by NAMS, formally filed with the FDA for modification of black box warnings

October 2016

Women's Congressional Caucus writes letter to the FDA addressing concerns of existing black box warnings of VVA products

Citizen's Petition Supporters:

ACADEMY OF WOMEN'S HEALTH
ENDOCRINE SOCIETY
NAMS The North American Menopause Society
NPWH Nurse Practitioners in Women's Health *Caring for Women*
ISSWSH
The American Society for Reproductive Medicine
AMWA
ACOG The American Congress of Obstetricians and Gynecologists

1) Scientific Workshop on Labeling "Lower" Dose Estrogen-Alone Products for Symptoms of Vulvar and Vaginal Atrophy (VVA) http://www.fda.gov/Drugs/NewsEvents/ucm459690.htm
2) ACOG Supports the Use of Estrogen for Breast Cancer Survivors http://www.acog.org/About-ACOG/News-Room/News-Releases/2016/ACOG-Supports-the-Use-of-Estrogen-for-BreastCancer-Survivors

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27 Payer Overview Joseph Auci VP, Managed Care, Distribution, and Policy

28 Payer Breakdown of FDA - Approved VVA Products MMIT Data January 2017 Medicaid Cash Commercial 68% Medicare Part D 24% 5% 3%

29 Payers are Continuing to Provide Choice 80% of Payers Prefer 2+ Products MMIT Data January 2017

30 Why are Payers Providing Open Access? Several reasons: ▪ Overall low cost category compared to other therapeutic areas ▪ Importance of providing choice for women ▪ Lack of innovation in the VVA category ▪ Prior authorization to drug cost ratio is not favorable ▪ Cost of a prior authorization runs between $80 - $140 per patient per year depending on payer

31 Pathway to Obtaining Broad Coverage ▪ TherapeuticsMD has seasoned managed care professionals on team with significant payer relationships ▪ Building out managed care team with inVentiv to help staff appropriately for launch ▪ Performed ad boards and significant payer research pre - launch ▪ Established relationships and planned meetings with largest plans pre - PDUFA Reception to TherapeuticsMD and our products has been very favorable

32 Managing Director, inVentiv Health Consulting ▪ 25 years of consulting in pharmaceutical/life sciences industry; member of Pricing and Market Access Practice ▪ Former director of Healthcare Informatics at Premier, a hospital GPO; provided consulting and market research ▪ Formerly in Ernst & Young’s healthcare practice ▪ Commercial roles at Bristol - Myers Squibb Tony Lanzone Payer Overview

Primary Research
VVA Management

VVA products are considered to be a very low budget impact category, and as such, the utilization management techniques are minimal, with no PA/SE for most commercial payers.

- Hormone Replacement Therapy (HRT) in general and Vulvar and Vaginal Atrophy (VVA) specifically are not actively managed by payers due to very low budget impact
  - This category is not on payers' radar and can be classified as "top 100" in terms of the financial impact
  - Payers typically don't differentiate deeper than the HRT category – few payers appreciated the nuance of VVA or the specific sub-indications
  - Tiering is the most common utilization management method used by payers, with no Prior Authorization (PA) and Step Edit (SE) techniques for most of the drugs in this category
  - Most of the legacy drugs have been on formulary for a very long time, and payers sometimes don't remember why or when drugs like Premarin or Estrace ended up on Tier 2
- New drugs are usually reviewed through standard P&T committee process, and may not have a coverage decision until 3-6 months post-launch
- There is a perception that in this category very little can be done to show clinical differentiation for a new product

> *"We don't manage this category at all, nothing here, not tight management."*
>
> -Pharmacy Director, National Payer

Research conducted in September-October 2016, sample included 20 national and regional payers, including two PBMs, representing ~157MM lives

33
© 2016 All Rights Reserved | CONFIDENTIAL
Property of inVentiv Health Consulting

TherapeuticsMD inVentiv Health

Source: inVentiv Health Consulting Primary Research (N=20). September 2016.

Primary Research
Product X (TX-004HR) Initial Reaction

Reaction to Product X was positive, and respondents are quick to pick up the features of Product X that stand out: elegance, low dose, absence of applicator and local administration.

Unaided mentions of high differentiation features include:

- Absence of applicator
- Route of administration and "elegance" of formulation (locally administered estradiol in dissolving softgel capsule)
- Low dose of estrogen (aligned with guidelines)
- Various doses that may allow to titrate
- Statistically significant safety data
- Absence of BBW is mostly viewed as a "nice to have" feature, with some payers focusing more on real world evidence than just FDA label

Product features that did not resonate with payers include:

- Another form of estradiol, not a new formulation
- No head-to-head comparison with other drugs that would assume clinical differentiation, although many realize that it would not be typical or necessary in this category

"Advantage is that it is the only product with the smallest dose. It does not need applicator. It is soft gel – another difference. Indications are not really that important to us. We don't manage them by indication."

-Pharmacy Director, National Payer

"Good feature – dissolution. Less messy, low dose, simple estrogen. Level of effectiveness is something that is going to come up. Disadvantages – this is still an estrogen, general approach to treating. Nothing new here, we would be interested in cost of the product..."

-Pharmacy Director, National Payer

Research conducted in September-October 2016, sample included 20 national and regional payers, including two PBMs, representing ~157MM lives

34
© 2016 All Rights Reserved | CONFIDENTIAL
Property of inVentiv Health Consulting

Source: inVentiv Health Consulting Primary Research (N=20), September 2016.

TherapeuticsMD inVentiv Health

35 TX - 004HR Launch Strategy * Dawn Halkuff Chief Commercial Officer ▪ Former SVP of the Pfizer Consumer Healthcare Wellness Organization ▪ Former Marketing and Sales Lead of the Pfizer Women’s Health Division ▪ Former Head of Global Innovation at Weight Watchers International ▪ 20+ years of commercial experience across pharmaceuticals, consumer packaged goods, and services ▪ Majority of career spent in Women’s Health *Assuming approval

36 Experience Aligns to VVA Market Needs Weight Watchers - Global Innovation Kimberly Clark – Marketing Feminine Protection Pfizer Women’s Health – Marketing/Sales of Premarin Franchise Pfizer Consumer Products - Head of Wellness ▪ Private subject; Innovation through user experience ▪ Drive innovation on both scientific advances and patient desire ▪ Hormone therapy opportunities and challenges ▪ Drive urgency to take care of an ongoing and worsening issue Important Touch Point of VVA Market    

Local Estrogen Therapy Current Standard of Care

Local estrogen therapy currently represents over 95% market share in the VVA market

- Current standard of care per medical society guidelines
- OB/GYNs comfortable with safety and efficacy profile – low education hurdle

However, there has been zero innovation for local estrogen products since 1999

95% Market Share

Products	Estrace Cream®	Premarin Cream®	Vagifem®	Estring®	Osphena®	Intrarosa®
	Allergan	Pfizer	novo nordisk	Pfizer	SHIONOGI	Endoceutics / amag
TRx Dollars 2016[1]	$511,035,880	$505,351,340	$502,715,665[a]	$105,040,703	$72,755,311	Approved 11/2016
Active Ingredient	100 mcg Estradiol	625 mcg/g Conjugated Equine Estrogens	10 mcg Estradiol	2,000 mcg Estradiol	60,000 mcg Ospemifene	6,500 mcg Prasterone
Year Approved	1984	1978	1999	1996	2013	2016

1. Symphony Health Solutions PHAST Data powered by IDV; Annual 2016
   a. 2016 Vagifem and Yuvafem (authorized generic of Vagifem)

Vagifem [package label] http://www.novo-pi.com/vagifem.pdf
Premarin Vaginal Cream [package label] http://labeling.pfizer.com/showlabeling.aspx?id=132
Estrace Vaginal Cream [package label] http://pi.actavis.com/data_stream.asp?product_group=1880&p=pi&language=E
Osphena [package label] http://www.accessdata.fda.gov/drugsatfda_docs/label/2013/203505s000lbl.pdf
Intrarosa [package label] http://www.accessdata.fda.gov/drugsatfda_docs/label/2016/208470s000lbl.pdf

All trademarks are the property of their respective owners

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38 Focus on Three Main Fundamental Levers to Drive TX - 004HR Launch TX - 004HR Drive Market Share Targeted Market Expansion Market Growth Through Compliance

39 Aligned Healthcare Providers (HCPs) and Patient Strategies Drive Fundamental Levers of Growth Build a differentiated national care model for successful diagnosis, treatment, and management of symptoms of VVA caused by menopause Commercial Execution Elevate importance of VVA by demonstrating true impact of disease Differentiate TX - 004HR as new treatment option that redefines relief Drive Market Share Targeted Market Expansion Market Growth Through Compliance

40 TX - 004HR Targeted Market Expansion Market Growth Through Compliance Differentiate TX - 004HR as new treatment option for VVA that Redefines Relief Drive Market Share Drive Market Share

Efficacy, Safety, and Positive User Experience Redefines Relief

	Perceived Shortcomings	TX-004HR Solution
Efficacy	▪ 1 in 4 women achieve limited relief[1] ▪ Delayed onset of efficacy[1]	▪ Early efficacy observed at week 2 ▪ Efficacy for vaginal dryness
Safety/ Side Effects	▪ Hormone exposure concerns[1] ▪ Messiness[1]	▪ Negligible systemic exposure ▪ No messiness
Convenience	▪ Products difficult to use[1] ▪ Inadequate instructions on use[1]	▪ No applicator; any time of day use ▪ Simple dose pack; easy instructions

Patients Choose TX-004HR

Rejoice Trial Survey Results	4 mcg (N=119)	10 mcg (N=113)	25 mcg (N=128)
TX-004HR preferred over previously used VVA therapies	73.9%	67.3%	74.2%

1) Wysocki, S et al, Management of Vaginal Atrophy: Implications from the REVIVE Survey. *Clinical Medicine Insights: Reproductive Health* 2014:8 23-30 doi:10.4137/CMRH.S14498
REJOICE Trial Results

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42 HCP Stated Preference Share (Adjusted Percent of Prescriptions, n = 400 HCPs) 30.0% 34.0% 22.0% 27.0% 19.0% 15.0% 9.0% 10.0% 9.0% 6.0% 5.0% 8.0% 6.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% Current Landscape Post-TX-004HR Launch Market Share (Stated) TX-004HR Premarin Cream Estrace Cream Vagifem Osphena Estring Other TXMD Positioning Study: Preference Share pre and post TX - 004HR launch N=400 ▪ Large share gains from 3 largest competitors ▪ Set attainable 3 - 5 year company launch goals HCPs Estimate Giving TX - 004HR 30% Market Share

43 Target HCPs Representing 80% of Active Prescribing Volume in Market ▪ Sales force targets – 8,000 practices = 22,000 HCPs ▪ Group practice focus vs. individual HCP to maximize impact - Efficient launch plan to maximize sales force ROI ▪ Experienced women’s health representatives ▪ Integrated multi - channel marketing (MCM) campaign to complement sales force and extend reach to lower - decile HCPs Market Share Comes From High Writing HCPs

44 Our Approach: Detailed HCP Strategy What needs are we addressing? What are our core tactics? Simplify the Prescribing Experience ▪ Simplify the conversation ▪ Simplify the product experience – how to use, product support for patients What We Are Doing Today ▪ Preparing the sales force: l earning from HCPs the main barriers of diagnosing and treating VVA ▪ Unbranded communications o f the t rue impact on their patients Post Launch ▪ Branded clinical presentations to pull through “Redefining Relief” (sales force, peer - to - peer programs) ▪ Education, reimbursement and compliance programs via national support model

45 Map Legend: Current TXMD Sales Presence Highest Prescribing Physicians for VVA ▪ 40% overlap with current prenatal vitamins business ▪ Currently calling on VVA targets with market condition campaign ▪ Planned sales force of 100 in place prior to launch ▪ Partnership with inVentiv , leading contract sales organization ▪ Operational and analytic systems TXMD Sales Force Currently in OB/GYN Offices Foundation Already Built for a Strong Launch

46 Targeted Market Expansion Elevate the importance of VVA by demonstrating true impact of disease Targeted Market Expansion TX - 004HR Market Growth Through Compliance Drive Market Share

47 Significant Untapped Opportunity in the VVA Market 1) IMS Health Plan Claims (April 2008 - Mar 2011) 2) TherapeuticsMD “EMPOWER” Survey, 2016 ~2.3M (7%) Rx Treated 1 ~29.7M (93%) Untreated Women ▪ Past HT users = ~5.7M 2 ▪ OTC users = ~8M 2 ▪ Not seeking treatment = ~16M 2

48 Women’s Reality ▪ 42% believe VVA is natural part of aging ▪ 67% never spoke to doctor about the condition • Educate and motivate through True Impact Plan to Address Educate and Motivate By Helping Women Understand the True Impact of VVA ▪ Help women self - identify ▪ Prepare women to have a conversation Main Barriers to Expansion: Education and Motivation

49 Educate and Motivate Women Through True Impact “I dread going to bed. I’m so guilt - ridden. He doesn’t deserve this ...” “He doesn’t want to hurt me. He knows it’s not the same…” “We’re still young. We want to be young. You just feel so old, dried - up…” For example purposes only

50 Our Approach: Detailed Patient Strategy What needs are we addressing? What are our core tactics ? Women’s Understanding and Comfort ▪ Educate her on the condition and provide tools to help self - identify ▪ Help her acknowledge the true impact to drive urgency ▪ Make it affordable What We Are Doing Pre - Launch ▪ Unbranded communications to educate on true impact – live, print, and digital Post Launch ▪ Branded print, digital, and in office brochures ▪ Education and support programs via national care model

51 Other Opportunities To Expand the Market Relevant Suffering Populations: Oncology Expanding the Mainstream Market: Primary Care Physicians (PCPs) ▪ Currently 3M breast cancer survivors on Aromatase Inhibitors ▪ Most of these patients suffer from severe VVA due to lack of estrogen production ▪ PCPs currently write about 10 - 15% of the prescriptions for local estrogen therapy ▪ Menopausal women visit their PCP more frequently than their OB/GYN TX - 004HR designed to overcome hurdles oncologists have with HT: ▪ Potential lowest effective doses ▪ Negligible systemic exposure TX - 004HR designed to overcome hurdles PCPs have with HT: ▪ Easy to prescribe packaging ▪ Negligible systemic exposure

52 TX - 004HR Drive Market Share Market Growth Through Compliance Market Growth Through Compliance Targeted Market Expansion Build a differentiated national care model for successful diagnosis, treatment, and management of symptoms of VVA caused by menopause

53 1) Wysocki, S et al, Management of Vaginal Atrophy: Implications from the REVIVE Survey . Clinical Medicine Insights: Reproductive Health 2014:8 23 - 30 doi:10.4137/CMRH.S14498 2) Total Rx/Patient Count 3) The North American Menopause Society. Management of symptomatic vulvovaginal atrophy: 2013 position statement of The North Am erican Menopause Society. Menopause . 2013;20(9):888 – 902. Current VVA Market Average Compliance and Fills Per Year Messiness 1 Reusable applicator 1 Dose preparation required by user 3 Long - term safety 1 Vaginal Creams Efficacy 1 Applicator 1 Long - term safety 1 Systemic absorption 1 Reasons Women Stop Reasons Women Stop Average: 1.5 Fills Per Year 2 Average: 3.5 Fills Per Year 2 • Disposable applicator • Pre - packaged doses • Monthly dosing regimen Vaginal Tablets Slight, incremental changes have led to increased fills per year for vaginal tablets

54 Opportunity to Further Increase Compliance with Focus on Patient Journey Drop Off Points Cost Concerns (32%) Correct Utilization (56%) Product Risk Concerns (31%) Patient Care • Financial • Condition and product education • Follow on communications Proven Results in Prenatal Business • 70% of patients utilize services Compliance in Prenatal Business • 8 months vs category average of 2 months Prescribed Rx Pick up at Continue National Care Model Start Pharmacy Therapy Therapy

55 Increased Compliance and Fills Per Year Drives TX - 004HR Net Revenue at Year 5 of Launch $178,221 $257,431 $336,640 $415,850 $495,059 $574,269 $653,478 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 1 Fill Per Yr 2 Fills Per Yr 3 Fills Per Yr 4 Fills Per Yr 5 Fills Per Yr 6 Fills Per Yr 7 Fills Per Yr (000s) Year 5 Assumptions Total VVA Patients on HT 1 2,218,252 TX - 004HR Market Share 30% TX - 004HR Patients 665,000 WAC of Loading Dose $ 382.86 WAC of Maintenance Dose $ 170.16 Average Rebate per Rx 30% Premarin Estrace Vagifem Yuvafem 1.5 Fills Per Yr 3.5 Fills Per Yr Zero market growth Parity pricing - Vagifem Zero price increases 1) IMS SDI's Total Patient Tracker; Annual 2016

56 TX - 004HR Launch Timeline January - April (Pre - Approval) May - September (FDA - Approval) 4Q 2017 (Launch) ▪ Sales force preparedness ▪ Payer pipeline discussions ▪ Launch planning ▪ Unbranded HCP campaign ▪ Branded launch ▪ Patient ▪ HCP campaign ▪ Speaker programs ▪ MCM/digital ▪ Patient and HCP tools ▪ Public relations ▪ Establish national care model ▪ Samples ▪ Patient programs ▪ Reimbursement programs ▪ PDUFA date - May 7 th ▪ Continued build out of the sales force ▪ Continued payer outreach to secure broad coverage ▪ Unbranded patient campaign

57 Conclusion Focus on 3 fundamental levers for continued growth and strong execution TX - 004HR designed for clinical success and improved user experience Commitment to women’s health drives goodwill and brand loyalty Drive Market Share Targeted Market Expansion Focus on Compliance TX - 004HR

58 Steven Goldstein, M.D. Robert Gregory, R.Ph . Dawn Halkuff Sheryl Kingsberg, Ph.D. Lisa Rarick, M.D. Rob Reid James Simon, M.D. Q&A Panel

59 TX - 001HR Combination Estrogen + Progesterone (E+P) Program

60 Menopause & VMS Overview Brian Bernick , M.D. Chief Clinical Officer

61 Menopause Overview 1) National Institutes of Health, National Institute on Aging, https://www.nia.nih.gov/health/publication/menopause, last acc ess ed November 3, 2015. 2) International Journal on Women’s Health, http://www.ncbi.nlm.nih.gov/pmc/articles/PMC3897322/ Menopause represents the natural life - stage transition when women stop having periods as the production of Estrogen (E) and Progesterone (P) decreases ▪ Symptoms include vasomotor symptoms (hot flashes, night sweats), mood changes and vaginal dryness ▪ Prolonged lack of estrogen can affect the bones, cardiovascular system, and increases risks for osteoporosis Long history of Estrogen (E) and Progesterone (P) use ▪ Estrogen and progesterone have been used for over 50 years as treatment ▪ Estrogen to reduce symptoms and other long - term conditions ▪ Progesterone to prevent thickening of the uterine wall 2 – Increased risk for endometrial hyperplasia/endometrial cancer if estrogen unopposed 2 ▪ Average age of menopause 51 years 1 ▪ Women may spend, on average, more than one - third of their lives in a hypoestrogenic state May result in physical and emotional symptoms 1

62 TX - 001HR Product Development Rationale ▪ 2002 Women’s Health Initiative (WHI) study showed that synthetic hormones increased the risk of breast cancer, stroke, heart attack and blood clots (all FDA - approved combination hormonal products contain a synthetic Progestin and not a bio - identical Progesterone) ▪ Post WHI, women and healthcare providers shifted to Bio - Identical Hormone Therapy (BHRT) containing bio - identical e stradiol and bio - identical progesterone as an alternative despite being unapproved drugs that are not covered by insurance ▪ 90M+ scripts of synthetic hormone therapy prescribed annually before 2002, declining to ~10M in 2015 1 » Today, patients have the choice between three second best therapies: • FDA - approved, synthetic combination hormones • FDA - approved, separate bio - identical hormone products • Unapproved, compounded bio - identical hormones that have not been proven safe and effective, or covered by insurance ▪ Compounding filled the need for BHRT ▪ 30M scripts (3M women) of Compounded Bio - identical Hormone Therapy (CBHRT) prescribed annually in the U.S. currently 2,3 ▪ No FDA - approved BHRT combination product of estradiol + bio - identical progesterone ▪ TX - 001HR would become the first and only FDA - approved bio - identical combination product to fill this unmet need 1) Symphony Health Solutions PHAST Data powered by IDV; Annual 2015 2) The reported number of annual custom compounded hormone therapy prescription of oral and transdermal estradiol and progesterones taken combined and in combination (26MM to 33MM) 3) Pinkerton, J.V. 2015. Menopause, Vol.22, No.9, pp 0 - 11.

63 Medical Societies Discourage Prescribing of Compounded Bio - Identical Hormones 1) Committee on Gynecologic Practice and the American Society for Reproductive Medicine Practice Committee, Number 532, Augus t 2 012 (Reaffirmed 2014, Replaces No. 387, November 2007 and No. 322, November 2005). ▪ ACOG and ASRM Committee Opinion states compounded hormones may pose additional risks compared to FDA - approved products 1 ▪ Lack of efficacy and safety data ▪ Lack of Good Manufacturing Practices (GMP) ▪ Variable purity ▪ Variable content uniformity ▪ Variable potency (under/over dose) ▪ Lack of stability ▪ Unopposed E / Ineffective P leads to increased risk of endometrial hyperplasia / cancer

64 TX - 001HR – Potential Best in Class Therapy Prototype Maintenance Pack Bio - Identical  Single Dose Combination  VMS Efficacy Data  Endometrial Cancer Safety Data  FDA - Approved  1 Third - Party Reimbursement  2 ▪ Once - a - day single oral softgel capsule ▪ First and only combination of bio - identical estradiol and bio - identical progesterone product candidate ▪ Single combination dose option ▪ Positive Phase 3 Replenish Trial safety and efficacy results ▪ Potential FDA - approval with insurance coverage Dosing and Delivery Addresses Unmet Medical Need Potential first and only: 1) Bio - identical combination estradiol & progesterone 2) FDA - approved Benefits to women, healthcare providers, and pharmacies TX - 001HR (If Approved) 1) NDA to be submitted 2) Reimbursement anticipated if FDA - approved

65 TX - 001HR C ould Fulfill Therapeutic Gap For All Participants • Meet demand for bio - identical hormone therapy with an FDA approved product that is proven safe and effective • Reduce of out - of - pocket costs via insurance coverage • Convenience of one combination product • Widely acceptable at all pharmacies and not just compounding pharmacies Patients • First and only FDA - approved bio - identical combination hormone therapy • Clinically validated dose regimens • Eliminate risks of compounded hormone therapy • Meet patient demands and reduce patient out - of - pocket costs via insurance coverage • Follow medical standards of care and society guidelines while reducing liability Healthcare Providers • Meet patient and physician demand for bio - identical hormone therapy • Significantly improve net margin per script with third - party reimbursement • Lower legal and regulatory costs and risk Pharmacies • Reduce need for compounded hormone products • Full enforcement of regulations regarding compounded hormones • Reduce false claims and misleading advertising statements about compounded HT products FDA/Regulatory Bodies

66 Replenish Trial Results Sebastian Mirkin , M.D. Chief Medical Officer

67 Replenish Trial Overview A Phase 3, Double - Blind, Placebo - Controlled, Randomized, Multicenter Study to Evaluate the Safety and Efficacy of Estradiol in Combination with Progesterone in Postmenopausal Women with an Intact Uterus

68 Current FDA Guidance for VMS Drug Products * • Co - primary efficacy endpoints (12 week VMS Efficacy Population) o Mean change from baseline to Weeks 4 and 12 in the frequency and severity of moderate and severe vasomotor symptoms versus placebo • Primary safety endpoint (12 month Endometrial Safety Population) o Incidence rate of endometrial hyperplasia at 12 months (to demonstrate a hyperplasia rate that is ≤ 1% with an upper bound of the one - sided 95% confidence interval for that rate does not exceed 4%) Study Analysis • Clinically meaningful and statistically significant reduction within 4 weeks of initiation of treatment and maintained throughout 12 weeks of treatment Study Considerations • Single, 12 - month study to demonstrate endometrial protection Single Pivotal Phase 3 trial required unless: • The drug to be studied is considered a new molecular entity • The drug to be studied poses unique safety concerns * 2003 FDA Draft Guidance for Industry Estrogen and Estrogen/Progestin Drug Products to Treat Vasomotor Symptoms and Vulvar and Vaginal Atrophy Symptoms – Recommendations for Clinical Evaluation http://www.fda.gov/ucm/groups/fdagov - public/@fdagov - drugs - gen/documents/document/ucm071643.pdf

Replenish Trial Study Design - Flow Chart

Replenish TRIAL

Randomized Study Participants[1] → Frequency and Severity of hot flash diary data was assessed during screening

≥ 7 moderate or severe hot flashes per day or ≥ 50 per week during Screening

↓

12-Week VMS Efficacy Substudy

- 1 mg/100 mg
- 0.5 mg/100 mg
- 0.5 mg/50 mg
- 0.25 mg/50 mg
- Placebo

All four active arms continue on to 52-Week Endometrial Safety Study after 12-Week VMS Efficacy Substudy is completed

< 7 moderate or severe hot flashes per day or < 50 per week during Screening

↓

52-Week Endometrial Safety Study (No Placebo Arm)

- 1 mg/100 mg
- 0.5 mg/100 mg
- 0.5 mg/50 mg
- 0.25 mg/50 mg

1. Healthy postmenopausal women aged 40 to 65 years with an intact uterus who were seeking relief from vasomotor symptoms (VMS) and who met all inclusion/exclusion criteria were eligible for 12 months of study treatment.

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70 Replenish Trial Co - Primary Endpoints Primary Efficacy Endpoints: Mean Change in Frequency and Severity of Hot Flashes Per Week Versus Placebo at Weeks 4 and 12, VMS - mITT Population Estradiol/Progesterone 1 mg/100 mg 0.5 mg/100 mg 0.5 mg/50 mg 0.25 mg/50 mg Placebo (n = 141) (n = 149) (n = 147) (n = 154) (n = 135) Frequency Week 4 P - value versus placebo <0.001 0.013 0.141 0.001 - Week 12 P - value versus placebo <0.001 <0.001 0.002 <0.001 - Severity Week 4 P - value versus placebo 0.031 0.005 0.401 0.1 - Week 12 P - value versus placebo <0.001 <0.001 0.018 0.096 - Primary Safety Endpoint: Incidence of Consensus Endometrial Hyperplasia or Malignancy up to 12 months, Endometrial Safety Population Ŧ Endometrial Hyperplasia 0% (0/280) 0% (0/303) 0% (0/306) 0% (0/274) 0% (0/92) MITT = Modified intent to treat Ŧ Per FDA, consensus hyperplasia refers to the concurrence of two of the three pathologists be accepted as the final diagnosis P - value < 0.05 meets FDA guidance and supports evidence of efficacy Primary Efficacy Analysis pre - specified with the FDA in the clinical protocol and Statistical Analysis Plan (SAP) • P - value < 0.05 meets FDA guidance and supports evidence of efficacy Replenish Trial Topline Data

71 Replenish Trial Topline Data Mean Change from Baseline in Weekly Frequency of Moderate to Severe Hot Flashes for Weeks 1 to 12 -60 -50 -40 -30 -20 -10 0 0 1 2 3 4 5 6 7 8 9 10 11 12 Mean Weekly Frequency Reduction from Baseline Study Week 1 mg E/100 mg P 0.5 mg E/100 mg P 0.5 mg E/50 mg P 0.25 mg E/50 mg P Placebo

72 Replenish Trial Topline Data -2 -1.8 -1.6 -1.4 -1.2 -1 -0.8 -0.6 -0.4 -0.2 0 0 1 2 3 4 5 6 7 8 9 10 11 12 Mean Weekly Reduction in Severity from Baseline Study Week 1 mg E/100 mg P 0.5 mg E/100 mg P 0.5 mg E/50 mg P 0.25 mg E/50 mg P Placebo Mean Change from Baseline in Weekly Severity of Moderate to Severe Hot Flashes for Weeks 1 to 12

73 Quantifying the Market Opportunity Robert Finizio Chief Executive Officer

74 TRx US: FDA - Approved Compounded Combination Bio - Identical E+P Separate Bio - Identical E & P Pills Combination Synthetic E+P 1 ~3.5 million 2 ~3 million 2 12 – 18 million TX - 001HR Potential Market $700M - $875M 3 $600M - $750M 3 $2.4B - $4.5B 3 TX - 001HR Total Substitutable Market Opportunity $3.7B – $6.1B 1) Includes the following drugs: Activella ®, FemHRT ® , Angeliq ®, Generic 17 b + Progestins , Prempro ®, Premphase ®, Duavee ®, Brisdelle ® 2) Symphony Health Solutions PHAST Data powered by IDV; 12 months as of December 31 2015 3) Assume WAC pricing between $200 - 250 All trademarks are the property of their respective owners. Multi - Billion Dollar Total Substitutable Market Opportunity TX - 001HR (if approved) If approved, TX - 001HR can provide a single pill solution for women and physicians who: 1) Demand an FDA - approved bio - identical combination hormone product 2) Do not trust compounded hormones

75 TherapeuticsMD, Inc. – Company Confidential and Proprietary Information TXMD has the Most Comprehensive Body of Research Available Quantifying the Compounded BHRT Space TherapeuticsMD , Inc. – Company Confidential and Proprietary Information [DRAFT] Date Purpose Size Consumer Survey Harris Interactive July 2013 15 question Internet Survey to identify % of women going or having been through menopause and quantify symptoms and treatments utilized especially HRT 1,100 women age 45 to 60 with 801 completed survey Consumer Survey Rose Research April 2014 30 question Internet Survey to identify % of women using or who have used HRT and quantify (FDA approved vs Compounded) along with 40 detailed chats 17,825 women age 40 and over with 2,044 reporting use of HRT completing full survey Physician Survey Rose Research July 2014 20 question Internet Survey to identify prescribing patterns and volume of HRT for different groups of physicians (PCP, OBGYN, GYN & Wellness/Anti - aging) & reaction to our E+P drug candidate 762 physicians of which 440 qualified as prescribing HRT to women Pharmacy Survey Rose Research Dec. 2014 31 question Internet Survey to benchmark compounding metrics of community and compounding pharmacies including quantity, type and form of HRT 500+ community and compounding pharmacists (excluded national chain and hospital) Consumer Survey Rose Research July 2016 43 multi - part question survey to analyze the patient decision and use experience of women using these products to support product adoption and switch assumptions and to identify key drivers that promote adoption/switch 2,474 women (1,894 FDA approved users and 556 compounded users) Physician Survey Rose Research July 2016 21 multi - part question survey designed to analyze the physician treatment decision and prescribing preferences related to these products to support product adoption and switch assumptions and to identify key drivers that promote adoption/switch 600 HCPs (300 OBGYN & 300 PCP) Pharmacy Survey Health Research & Analytics (an affiliate of Pharmacy Times) Aug. 2016 52 multi - part question survey to compare trends in business of compounders since 2014 and to confirm size of compounding market specifically focusing on compounded estradiol and progesterone products 191 pharmacies: Focus on pharmacies that have at least 20% of business coming from compounding services (75% of responders) Big Three Consulting Firm Oct. 2016 Retained top - tier consulting firm to provide an independent opinion on the size of the E+P addressable compounding market Includes additional physician survey data BIO - IGNITE Nov. 2016 Physical outreach to compounding pharmacy networks as well as independent pharmacies to quantify E+P scripts flowing through pharmacies that have interest in TXMD partnership To date, >662 pharmacies: 2M E+P scripts

Methodologies to Quantify Compounded E+P Segments

Simple Extrapolation	Addressable %	Top-Tier Consultant Validation	BIO-IGNITE™
• Simple extrapolation from survey data applying average reported addressable prescriptions to universe of pharmacies that compound • Independent community pharmacies that compound = 14,500 • Compounding focused pharmacies = 3,500	• Quantify overall compounded hormone therapy market within compounding pharmacies • Apply percentage addressable E+P prescriptions to overall CBHRT market	• Segment pharmacies by size using prescription volume • Calculate average metrics based on category given dispersion in pharmacy size and business • Apply average metrics by category • Independent community pharmacies that compound = 14,500 • Compounding focused pharmacies = 3,500	• Outreach to individual compounding pharmacies and compounding pharmacy networks that are interested in working with TXMD • As an indication of interest, pharmacies provide E+P addressable prescriptions their pharmacies fill today
~14M E+P Prescriptions	**~12M E+P Prescriptions**	**~12M E+P Prescriptions**	**>12M E+P Prescriptions**

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20

77 77 • Physician Survey Data: ▪ 67% of prescribers of compounded BHRT believe it is FDA - approved ▪ Difficult to capture the population of compounded BHRT prescribers: - Prescribers are dispersed across specialties: OBGYN, PCP, and Wellness/Integrative - 3% of prescribers account for over 40% of compounded prescription volume - Internet panels of physicians are weighted toward high FDA - approved prescribers which under - represents prescribers of compounded products • Consumer Survey Data: ▪ 78% of patients believe their compounded products are FDA - approved - Example: Compounded products and FDA - approved products look very similar when they receive it from pharmacy - Physicians and pharmacists do not refer to products as compounded or FDA - approved ▪ Distinguishing feature of consumer data is over half of menopausal women get their HRT prescription filled at an independent community pharmacy vs. chain or retail pharmacy Learnings from Our Research: Problems Using Physician and Consumer Data to Quantify BHRT Market Size Pharmacies are only group with clear understanding of what is being dispensed

78 78 Compounded BHRT Market is Difficult to Extrapolate Using Physician Data 3 Primary Reasons Are prescription compounded hormone replacement therapy products made by the compounding pharmacy FDA - approved? 67% 33% 0% 10% 20% 30% 40% 50% 60% 70% 80% Yes No N = 267 67% of physicians who prescribe compounded BHRT falsely believe that these are FDA approved Prescribers are dispersed among 4 specialties with many high volume writers outside of OB/GYNs 37% 29% 24% 10% 0% 5% 10% 15% 20% 25% 30% 35% 40% Wellness/Integrative Medicine OB/GYN PCP Other Specialties Weighted average based on script volume 1 2 2016 Physician Survey – Rose Research

79 1) SK&A Nationwide Physician Specialty Report – June 2015 Small Number of Physicians Account for Large Percentage of the Compounded BHRT Market Super Prescribers Normal Prescribers 150,000 Total Eligible Physicians 1 (Includes OB/GYNs, PCPs, and Anti - Aging) 4,700 Regular Prescribers (3%) 55,000 Low Prescribers (22%) 85,000 Never Prescribe (57%) 5,000,000 (42%) 2,400,000 (20%) 4,600,000 (38%) 0 ~12M Annual Compounded Bio - Identical E+P Prescriptions Breakout by Volume 4,700 High Prescribers (3%) ~21/week ~10/week ~1.5/week 3

80 Do you believe that the product made specifically for you by your compounding pharmacy is FDA - approved? 78% 22% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Yes No Current CBHT User N=556 78% of compounded BHRT patients falsely believe that their prescription is FDA - approved 55% 23% 8% 5% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Local pharmacy National/ regional chain pharmacy/ supermarket Physicians office Internet/Internet pharmacy More than half of menopausal women purchased their hormone therapy at a “local pharmacy” Where was your therapy obtained? Compounded BHRT Market is Difficult to Extrapolate Using Consumer Data 2 Primary Reasons 1 2 2016 Consumer Survey – Rose Research

81 Methodologies to Quantify Compounded E+P Segments Addressable % • Quantify overall compounded hormone therapy market within compounding pharmacies • Apply percentage addressable E+P prescriptions to overall CBHRT market ~12 mm E+P Prescriptions McKinsey Approach ~12 mm E+P Prescriptions • Segment pharmacies by size using prescription volume • Calculate average metrics based on category given dispersion in pharmacy size and business • Apply average metrics by category BIO - IGNITE TM >12mm E+P Prescriptions • Outreach to individual compounding pharmacies and compounding pharmacy networks that are interested in working with TXMD • As an indication of interest, pharmacies provide E+P addressable prescriptions their pharmacies fill today Simple Extrapolation • Simple extrapolation from survey data applying average reported addressable prescriptions to universe of pharmacies who compound • Independent community pharmacies that compound = 14,500 • Compounding focused pharmacies = 3,000 ~14 mm E+P Prescriptions

82 ▪ Healthcare providers not comfortable with compounding will often prescribe two separate FDA - approved bio - identical products to treat menopausal symptoms 1) Symphony Health Solutions PHAST Data powered by IDV; 12 months as of December 31 2015 2) Assume WAC pricing between $200 - 250 All trademarks are the property of their respective owners. Product Use by Age AGES 41 - 50 AGES 51 - 60 AGES 61 - 70 AGES 71+ TRx Totals Progesterone * 528,325 1,326,618 1,060,666 678,775 3,594,384 1 Estradiol 2,677,210 5,494,846 2,826,636 1,083,726 12,082,418 1 ▪ This regimen carries significant risk of endometrial hyperplasia/cancer if the patient is non - compliant with regular progesterone use ▪ Side effects of progesterone including nausea and somnolence can lead to a patient not taking the progesterone ▪ Results in two separate co - pays for the patient ~3.5M Potential Prescriptions for TX - 001HR (if approved) Market Opportunity = $700M - 875M 2 FDA - Approved Separate Bio - Identical E & P Substitutable Market Opportunity *Menopausal use of progesterone directly substitutable to TX - 001HR

83 1) Symphony Health Solutions PHAST Data powered by IDV; 12 months as of December 31 2015 Includes the following drugs: Activella ®, FemHRT ® , Angeliq ®, Generic 17 b + Progestins , Prempro ®, Premphase ®, Duavee ®, Brisdelle ® 2) Assume WAC pricing between $200 - $250 All trademarks are the property of their respective owners. TX - 001HR (If Approved) FDA - Approved Combination Synthetic E+P Prescriptions by Age FDA - Approved Combination Synthetic E+P Substitutable Market Opportunity AGES 31 - 40 AGES 41 - 50 AGES 51 - 60 AGES 61 - 70 AGES 71+ Unknown Ages TRx Totals 52,575 372,968 1,712,852 759,634 151,821 68,672 3,118,522 1 ~3M Potential Prescriptions for TX - 001HR (if approved) Market Opportunity = $600M - 750M 2

84 ▪ Total E+P market size of $3.7B - $6.1B ▪ 12 – 18 million compounded E+P scripts ▪ 6.5 million FDA - approved E+P scripts ▪ Large, readily convertible compounded E+P market ▪ Meaningful economic incentives for compounding pharmacies to convert patients to TX - 001HR ▪ Regulatory incentives provide meaningful tailwinds ▪ Compounding pharmacy partnerships enables rapid adoption Conclusions [DRAFT]

85 Launch Strategies & Case Studies Joseph Auci VP, Managed Care, Distribution, and Policy

86 Understanding the Traditional Retail Pharmacy Traditional Retail Pharmacies % of Business (by Prescription Units) CVS, Walgreens, Duane Reade, … FDA - Approved Products ~100% Patient feels sick Patient visits Physician Physician writes Rx Patient picks up Rx from Pharmacy Transactional Relationship

87 Understanding the Compounding Pharmacy Compounding Pharmacies % of Business (by Prescription Units) N = 3,000 - 3,500 Compounding Focused Pharmacies 1,2,3 (1) 2013 National Community Pharmacists Association Digest: Financial Benchmarks (Sponsored by Cardinal Health) (2) NCPA Community Pharmacy Compounding Survey (November 2012) (3) NPI Database: using taxonomy codes Non - Sterile Compounding 36% FDA Approved Products 47% Sterile Compounding 17% Collaborative Relationship Patient Physician Pharmacist

Compounding Pharmacy Menopausal Treatment Paradigm

Customization is adding therapy…not tweaking dosages

Estradiol & Progesterone Claims

Base for all Patients
- Controls VMS symptoms
- Promotes sleep & calming
- Progesterone to oppose Estradiol - safety

Estrone, Estriol & DHEA Claims
- Breast cancer reduction/prevention
- Decrease clotting
- Glucose maintenance
- Improves lipids profile

Testosterone Claims
- Libido
- Muscle tone
- Improves skin turgor
- Emotional well-being

Thyroid (T3, T4) Claims
- Weight gain
- Lack of Energy
- Depression
- Memory

Supplements
- Vitamin D3
- Melatonin (sleep)
- Omega-3

TX-001HR Doses
1 mg/100 mg
0.5 mg/100 mg
Covers >80% of Compounded E+P

Continued Testing
Blood, Saliva, Urine

TherapeuticsMD®
For Her. For Life.

89 BIO - IGNITE TM BIO - IGNITE TM is an outreach program to quantify the number of compounded bio - identical estradiol and progesterone prescriptions currently dispensed by the 3,000 - 3,500 high - volume compounding pharmacies, and qualify their interests in distributing our hormone product candidates, if approved. Phase 1: Understand and identify the high volume pharmacies and prescribers that have developed a specialty focus around women’s menopausal health Phase 2: Work with these specialists to transition patients from unapproved compounded therapies to an FDA - approved treatment Compounding Pharmacy Partnership Strategy [DRAFT]

90 Compounded E+P Conversion Strategy Objective ▪ Collaborate to expand utilization of BHRT for menopausal women ▪ Convert the majority of compounded preparations for E+P to TX - 001HR Tactics ▪ Create a cooperative network ▪ Establish relationships with top BHRT compounding pharmacies to execute Rx transitions to approved product ▪ Concentrate on high BHRT compounding geographies (e.g., CA, FL, NY, VA, TX and others) ▪ Utilize typical pharmacy programs ▪ Programs for patient education and outreach ▪ Programs to improve compliance and persistency ▪ Patient adherence programs ▪ Pharmacy Medical Therapy Management (MTM) programs ▪ VitaCare ™ Referral Approach ▪ Link VitaCare customer service hub to cooperative compounding network pharmacies to improve the patient care and experience

91 BIO - IGNITE Progress and Results Partnerships with Large Pharmacy Network and Individual Pharmacies Pharmacy Network and Individual Pharmacy Partners # of Pharmacies >300 Pharmacies In Network Combination Bio - Identical E+P Scripts ~1,500,000 prescriptions annually All trademarks are the property of their respective owners. TXMD Outreach to Individual Pharmacies 362 Pharmacies with Prescription Data ~500,000 prescriptions annually [DRAFT]

92 TXMD Is Not Re - Inventing The Wheel ▪ Makena ® Case Study ▪ Androgel ® Case Study Case studies are for example only and not indicate of how other products, including TX - 004HR, may perform.

93 ▪ Makena® approved and launched in February 2011 by KV Pharmaceutical ▪ Planned to limit distribution and rely on FDA enforcement ▪ FDA and CMS guidance on 3 - 31 - 2011 stated that there will be no government enforcement of making “essential” copies of a commercially available product ▪ DQSA had not yet been implemented ▪ Payers and state Medicaid plans publicly stated that only compounded product will be covered ▪ Backlash on pricing was immediate and significant ▪ In response to significant pricing criticism, on April 1, 2011, KV reduced price from $1,500 per injection to $690 per injection ▪ Sales struggled and company began taking legal action against the FDA and numerous states (GA, AL, SC, TX & IL) ▪ June 2012 - FDA submitted a “weak” statement recommending providers use Makena® over compounded product but no legal action ▪ KV Pharmaceutical subsequently won its lawsuit in GA and negotiated contracts with IL, SC, and TX ▪ The company began signing additional contracts with payers in 2012 but sales did not significantly grow Makena ® Case Study: History

94 Makena ® Case Study: History ▪ KV Pharmaceutical entered bankruptcy in August 2012 with less than 3% market share ▪ “Overall, the FDA’s public stance on compounding 17P and failure to take enforcement action against compounding pharmacies combined with CMS reimbursement policies invited numerous compounders back into the market and resulted in substantial sales of compounded alternatives to Makena® and effective loss of the Company’s orphan drug marketing exclusivity for the affected period of time. Moreover, limited reimbursement for Makena® under various State Medicaid programs had a severe negative impact on Makena® sales and the Company’s overall business prior to the Petition Date” ▪ September 2012 – New England Compounding Center meningitis breakout occurred ▪ Most payers and physicians did not change their stance towards compounded product, but institutional sales began growing through negotiated contracts ▪ Introduced difficult “buy and bill” opportunity with hospitals, clinics, and DOD ▪ KV Pharmaceutical emerged from bankruptcy in September 2013 and changed the company name to Lumara Health ▪ Lumara Health achieved significant growth in 2014 through collaboration with compounding pharmacies ▪ Attained coverage never experienced before ▪ Achieved patient and prescriber growth ▪ Lumara Health is acquired by AMAG in November 2014 for over $1B ($675M upfront and $350M in sales milestones)

95 Makena ® Case Study: Collaboration Works $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 - 5,000 10,000 15,000 20,000 25,000 30,000 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Volume and Sales Growth of Makena ® Vials per Quarter Series 2 Sales per Quarter ▪ Collaboration discussions begin with the compounding pharmacy community in 4Q13 ▪ Initial distribution agreements finalized in 1Q14 ▪ Broad distribution implemented in 2Q14 and growth significantly expanded ▪ 2Q14 volume growth of 38% q/q and 32% y/y ▪ 2Q14 sales growth of 59% q/q and 77% y/y Vials Dispensed Net Revenue (000s)

96 Makena ® Market Launch Dynamics vs Potential TX - 001HR Market Launch Dynamics Large Affected Populations Exorbitant Pricing Model Collaborative Approach to Compounders DQSA Implementation Reimbursement for Compounded Products USP - 800 Implementation Yes No No Yes Makena ® No Yes TX - 001HR (if approved) No Yes No Yes Yes No Corporate Strategy Regulatory Environment Product Specific

97 - 500 1,000 1,500 2,000 2,500 3,000 3,500 2007 2008 2009 2010 2011 2012 2013 AndroGel ® Case Study: Example of an FDA - Approved Drug Replacing an Unapproved Compounded Product • Pre - 2000, unapproved compounded bio - identical testosterone was heavily compounded whereas synthetic FDA - approved methyltestosterone sales were small • In 2000, AndroGel ® launched as the first FDA - approved bio - identical testosterone and became the leader in the category TRx Prescription Units (000s) Peak sales of $1.7B in 2013 Source: IMS, Symphony and EvaluatePharma

98 Androgel ® Market Launch Dynamics vs Potential TX - 001HR Market Launch Dynamics Large Affected Populations Exorbitant Pricing Model Collaborative Approach to Compounders DQSA Implementation Reimbursement for Compounded Products USP - 800 Implementation No No Yes Yes Androgel ® No Yes TX - 001HR (if approved) No Yes No Yes Yes No Launch Strategy Regulatory Environment Product Specific

99 Numerous Other Examples of Prior Success Previously Compounded Preparations Evolved to FDA - Approved Products ▪ Rectiv – nitroglycerin gel for treatment of anal fissures ▪ Mitocin – treatment of glaucoma ▪ Neudexta – treatment of pseudo bulbar affect disorder ▪ Rogaine – topical treatment for alopecia ▪ Cleocin Solution/Gel – topical treatment of acne vulgaris ▪ Endometrin – vaginal suppository formulation of progesterone ▪ Crinone & Prochieve – progesterone vaginal gel ▪ Multiple examples exist where replacing less effective or unapproved compounded options with FDA - approved treatments captured significant market share and became standards of care .

100 Expect Robust Insurance Coverage For TX - 001HR, If Approved, In - Line with Product Class 4,315 Commercial Plans % Unrestricted Access of Commercial Plans Not Covered Estrace ® (Oral) 96% 1% Prempro ® 94% 5% CombiPatch ® 93% 4% Climara Pro® 92% 4% FemHRT ® 87% 6% Duavee ® 86% 5% Vivelle - Dot® 84% 5% Activella ® 83% 8% Prometrium ® 83% 6% Data Source MMIT August 17, 2016 – 4,300 commercial plans All trademarks are the property of their respective owners.

101 TXMD Salesforce Has High Overlap with Targeted Compounding Pharmacies to Drive Successful Conversion Map Legend: High Volume Compounding Pharmacies Sales Territories [DRAFT]

102 ▪ Former Executive VP and CEO for the International Academy of Compounding Pharmacists (2010 - 2015) ▪ Director of Pharmacy Affairs at Merck (1996 - 2010); involved in launch planning, distribution and stocking programs for more than a dozen products ▪ Advisor and committee member for American Pharmacists Association ( APhA ), National Community Pharmacists Association (NCPA), National Association of Chain Drug Stores (NACDS), National Alliance of State Pharmacy Associations (NASPA), and many others David Miller, R.Ph . Compounding Regulatory Dynamics

103 Regulatory Changes Have Constrained the Compounding Pharmacy Marketplace The FDA is actively enforcing DQSA and coordinating disciplinary action with state regulatory agencies 1 ▪ 350+ inspections of compounders ▪ Issued more than 130 warning letters and more than 30 letters referring inspectional findings to state Boards ▪ Oversaw about 100 recalls involving compounded drugs ▪ Worked with DOJ on civil and criminal enforcement ▪ Issued 18 draft guidances, seven final guidances, two proposed rules, a final rule, and a draft memorandum of understanding Drug Quality & Security Act of 2013 gave the FDA unprecedented authority and enforcement, which represents an on - going risk burden for compounders 1) FDA’s Human Drug Compounding Progress Report: Three Years After Enactment of the Drug Quality and Security Act, January 20 17 Guidance documents and regulations introduce greater risk for compounders ▪ Prohibits duplication of commercially available products – limiting dose variation, dosage forms – including BHRT ▪ Prohibits compounding of “demonstrably difficult” products ▪ Mandates individual patient prescriptions and eliminates sales directly to prescribers – including BHRT ▪ Limits types of bulk ingredients used by compounders (e.g., positive list, negative list)

104 Elimination of Coverage and Reimbursement Slashed Compounding Revenue Stream Uncontrolled billing by compounders drove the category to the third most PMPM spend for managed care by 2013 1 ▪ January 2013 – Optum became first PBM to phase in management of compound billing; costs continued to rise 2 ▪ May 2014 – CVS/Caremark mandated clinical support for all compounds, PAs, and terminated coverage for certain bulk ingredients ▪ July 2014 – Express Scripts eliminated thousands of bulk ingredients from coverage ▪ September 2014 – ESI extended prohibition on compounding to include therapeutic categories ▪ 2014/2015 – DOJ investigations into fraudulent billing to Tricare - $5 million in 2004 to $514 million in 2014 3 Questionable billing practices by compounders caused insurers and PBMs to terminate coverage in 2014, reducing revenue by ~90% 1 2014 Annual Drug Spend Trend Report, Express Scripts. https://lab.express - scripts.com/lab/drug - trend - report/previous - reports 2 Restoring trust for compounded medications , Optum, February 2016, https://www.optum.com/resources/library/restoring - trust - compound - medications.html 3 Controls Over Compounds At the Defense Department - R eport No. DODIG - 2016 - 105, July 1 2016 http://www.dodig.mil/pubs/documents/DODIG - 2016 - 105.pdf $819 $864 $528 $112 $0 $200 $400 $600 $800 $1,000 Management Programs Implemented Establishing a Well - Balanced Approach to Compound Drug Management. Presented at AMCP Nexus Program, October 2015.

Mandatory USP-800 Compliance Creates New and Unplanned Expenses by July 2018

The cost burden of USP-800 will cause many compounders to exit the compounded hormone replacement market space

Initial investment of $100,000 to $750,000 per pharmacy

Ongoing costs of ~$10,000 to $25,000/month per pharmacy

To continue to compound hormones, which are considered hazardous drugs, all pharmacies must comply with new requirements for infrastructure, training, and testing.

- Investment in externally vented, physically separate, negative pressure environment with ante-room
- Dedicated equipment used only for compounding of hazardous drugs
- Personnel training with annual assessment, and documentation of competency
- Gowning and testing equivalent to sterile drug laboratories
- Every six months sampling of air quality and environmental containment at average cost of $400 per drug
- Development, review and ongoing compliance with NIOSH lists, internal assessments, and documentation

TherapeuticsMD®
For Her. For Life.

106 What USP - 800 Really Means Compounding BHRT Today Compounding BHRT after July 2018 Adolphe Pierre - Louis - Albuquerque Journal – 2/13/2017

107 Richard Moon, PharmD , R.Ph . Compounding Pharmacy Economics Principal, Premier Value Pharmacy Compounding Network ▪ Represents one of the largest compounding pharmacy networks ▪ Owner of Pharmacy Innovations, a group of 7 specialty and compounding pharmacies throughout the United States ▪ Former IACP President, Treasurer, and Board Member

108 1) Includes additional labor, pharmacists, technicians, regulatory, and legal expenses 2) July 2018 Implementation; includes >$150,000 capital expenditure as well as new identification requirements for receipt, s tor age, mixing, preparing, compounding, dispensing, and administration of hazardous drugs Insurance Coverage (b efore 2H14) Present Day (2017) Post USP - 800 (July 2018) Revenue Patient Co - Pay 50.00 50.00 50.00 Third - Party Reimbursement 115.00 - - Total Net Revenue $ 165.00 $ 50.00 $ 50.00 Costs of Good Sold 7.50 7.50 7.50 Gross Profit $ 157.50 $ 42.50 $ 42.50 Gross margin 95.5% 85.0% 85.0% Operating Expenses G&A 15.00 15.00 15.00 S&M 7.50 7.50 7.50 Additional Compounding Costs 1 15.00 15.00 15.00 Cost of USP - 800 Requirements 2 - - 10.00 Total Operating Expenses $ 37.50 $ 37.50 $ 47.50 Pre - Tax Profit $ 120.00 $ 5.00 $ (5.00) Operating margin 72.7% 10.0% - 10.0% Independent Pharmacy Net Income Per Compounded Script

109 Economic Incentives Provide Catalyst to Switch to TX - 001HR 1) Assume AWP - 18% Third - Party Reimbursement 2) Assume $250 WAC less 20% distribution discount 3) Includes additional labor, pharmacists, technicians, regulatory, and legal expenses 4) July 2018 Implementation; includes >$150,000 capital expenditure as well as new identification requirements for receipt, s tor age, mixing, preparing, compounding, dispensing, and administration of hazardous drugs Independent Pharmacy Net Income Per Script with TX - 001HR Compounded E+P Post USP - 800 TX - 001HR Launch 2H18 Revenue Patient Co - Pay 50.00 50.00 Third - Party Reimbursement - 200.00 Total Net Revenue $ 50.00 $ 250.00 1 Costs of Good Sold 7.50 200.00 2 Gross Profit $ 42.50 $ 50.00 Gross margin 85.0% 20.0% Operating Expenses G&A 15.00 15.00 S&M 7.50 5.00 Additional Compounding Costs 3 15.00 - Cost of USP - 800 Requirements 4 10.00 - Total Operating Expenses $ 47.50 $ 20.00 Pre - Tax Profit $ (5.00) $ 30.00 Operating margin - 10.0% 12.0%

110 Innovation Regulatory Environment Commercial Opportunity ▪ Potential low - dose local estrogen therapy for VVA ▪ Potential first and only FDA - approved bio - identical combination of E+P ▪ Clinical validation of current treatment paradigm for menopausal symptoms ▪ Drug Quality and Security Act ▪ Loss of Third - Party Reimbursement ▪ USP - 800 – Hazardous Drugs ▪ 1.5 million annual compounded E+P prescriptions directly substitutable to TX - 001HR ▪ Improved pharmacy economics ▪ Maintain and grow patient and physician relationships PVPCN Distribution Agreement Rationale TXMD and PVPCN

111 Joseph Auci David Miller Sebastian Mirkin, M.D. Rich Moon James Pickar, M.D. John Walcyzk Q&A Panel

112 Closing Remarks Robert Finizio Chief Executive Officer

113 TXMD: Financial Snapshot Shares Outstanding 197.5M (as of Feb. 21, 2017) Debt $0M Cash $131.5M (as of Dec. 31, 2016) Listing Exchange

114 Worldwide Patent Filings * *Not all patent filings filed in all jurisdictions. Strong IP Portfolio with 144 Patent Applications, including 74 international filings, and 17 issued U.S. patents

115 THANK YOU!